UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2020

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of small business issuer as specified in its charter)

1620 Beacon Place, Oxnard, California 93033

(Address of principal executive offices)

(805) 824-0410

(Issuer’s telephone number)

Nevada	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place, Oxnard, California	93033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 824-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 7.01. Regulation FD Disclosure.

On January 10, 2020, CURE Pharmaceutical Holding Corp. (the “Company”) updated its website (http://bit.ly/curecoeptisupdate) to include an update to information previously filed on November 14, 2019 with the Securities and Exchange Commission on a Current Report on Form 8-K (the “Original Form 8-K”).

In the Original Form 8-K, the Company announced that the Company and Coeptis Pharmaceuticals, Inc. (“Coeptis”) entered into a non-binding term sheet contemplating that the Company and Coeptis will enter into a Merger Agreement pursuant to which a wholly-owned subsidiary of the Company will merge into Coeptis so that Coeptis will become a wholly-owned subsidiary of the Company with the final terms and valuation to be determined based on certain contingent events.

The Company announced that despite the strategic merits of the proposed transaction, the parties were unable to arrive at mutually agreeable terms to complete the acquisition and negotiations related to the acquisition have terminated.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Company webpage at http://bit.ly/curecoeptisupdate

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Date: January 10, 2020	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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